Exhibit 99.1

Feb. 1, 2006	MEDIA CONTACT:	Randy Wheeless
	Phone:	704/382-8379
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Reports Year-End and Fourth Quarter 2005 Results

•	2005 ongoing basic earnings per share of $1.79 versus $1.51 in 2004

•	Reported 2005 basic earnings per share of $1.94 versus $1.59 in 2004

•	All major business units performed well; increased commodity prices and real estate operations among top drivers in 2005

•	Ongoing basic fourth quarter earnings of 43 cents versus 29 cents in last year’s quarter; reported fourth quarter basic earnings of 65 cents versus 38 cents in last year’s quarter

•	Incentive target of $1.90 per ongoing diluted share for 2006 reflects a 10 percent increase over 2005 earnings of $1.73 per ongoing diluted share

CHARLOTTE, N.C. – Duke Energy today reported 2005 basic earnings per share (EPS) of $1.94, or $1.82 billion in net income, compared to $1.59 per share in 2004, or $1.49 billion in net income. On a diluted basis, 2005 EPS was $1.88, compared to $1.54 in 2004.

Ongoing basic EPS for 2005, which excludes special items and discontinued operations (with the exception of Crescent Resources), was $1.79 versus $1.51 in 2004. On a diluted basis, ongoing EPS for 2005 was $1.73, compared to $1.46 in 2004.

“In 2005, Duke Energy took a number of significant strategic steps to shape our future, but at the same time stayed focused on the tasks at hand to deliver outstanding results for the year,” said Paul Anderson, chairman of the board and chief executive officer. “I’m very proud that our employees were able to surpass their earnings targets at the same time they were creating the foundation for the organization that will become the ‘new’ Duke Energy.

“Our major businesses contributed to the improved results in 2005. I expect the company to continue on a positive trajectory with an equally strong performance in 2006,” Anderson said.

Anderson noted that Duke Energy’s 2006 employee incentive earnings target has been set at $1.90 per ongoing diluted share – 10 percent higher than the $1.73 per ongoing diluted share achieved in 2005. The minimum employee incentive threshold for 2006 has been set at $1.75 per ongoing diluted share – still higher than this year’s results.

In fourth quarter 2005, Duke Energy reported basic earnings of $0.65 per share, or $606 million in net income, compared to $0.38 per share, or $358 million in fourth quarter 2004. Diluted earnings per share for the quarter were $0.63, compared to $0.36 in the previous year’s quarter. Excluding special items and discontinued operations (with the exception of Crescent Resources), ongoing basic earnings per share for fourth quarter 2005 were $0.43 versus $0.29 in fourth quarter 2004.

Special items impacting basic EPS for the quarter include:

(In millions, except per share amounts)	Pre-Tax Amount	Tax Effect	4Q 2005 EPS Impact	4Q 2004 EPS Impact
Fourth quarter 2005
• Loss on Southeast DENA contract termination	$(75)	$28	$(0.05)
• Mark-to-market loss on de-designated Southeast DENA hedges	$(9)	$3	$(0.01)
• Settlement of positions on 2005 Field Services’ hedges that were de-designated	$35	$(13)	$0.02
• Mark-to-market gain on de-designated 2005 Field Services’ hedges	$64	$(22)	$0.05
• Tax adjustments	—	$12	$0.01
Fourth quarter 2004
• Net loss on asset sales, net of minority interest of $20 million	$(29)	$10		$(0.02)
• Adjustment to captive insurance reserves	$64	$(22)		$0.04
• Net gain on sales of equity investments	$10	$(3)		$0.01
• Loss on asset exchanges	$(4)	$1		—

Total basic EPS impact			$0.02	$0.03

Reconciliation of reported to ongoing basic EPS for the quarter:

	4Q 2005 EPS	4Q 2004 EPS
Basic EPS from continuing operations, as reported	$0.45	$0.32
Basic EPS from discontinued operations, as reported	$0.20	$0.06
Basic EPS, as reported	$0.65	$0.38
Adjustments to reported EPS:
• Basic EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$(0.20)	$(0.06)
• Basic EPS impact of special items	$(0.02)	$(0.03)

Basic EPS, ongoing	$0.43	$0.29

Reconciliation of reported to ongoing EPS for the annual period:

	2005 Basic EPS	2004 Basic EPS	2005 Diluted EPS	2004 Diluted EPS
EPS from continuing operations, as reported	$2.69	$1.33	$2.61	$1.29
EPS from discontinued operations, as reported	$(0.75)	$0.26	$(0.73)	$0.25
EPS, as reported	$1.94	$1.59	$1.88	$1.54
Adjustments to reported EPS:
• EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$0.76	$(0.25)	$0.73	$(0.24)
• EPS impact of special items	$(0.91)	$0.17	$(0.88)	$0.16

EPS, ongoing	$1.79	$1.51	$1.73	$1.46

BUSINESS UNIT RESULTS

Franchised Electric

Fourth quarter 2005 segment EBIT from continuing operations for Franchised Electric was $279 million, compared to $252 million in the prior year’s quarter. The increase was driven primarily by favorable weather, which pushed residential sales up almost 14 percent, and strong bulk power marketing results.

The increase in segment EBIT was partially offset by the $46 million charge related to the estimated expenses from the December 2005 ice storm and higher operating and maintenance expenses. The storm caused the second largest number of outages in Franchised Electric’s history – about 700,000 customers.

Overall, kilowatt-hour sales were up more than 6 percent for the quarter. Industrial sales were basically flat due to the decline in textile sales offsetting other industrial growth. Regional growth continued to add to Franchised Electric’s total customer base, with 43,000 customers – about 2 percent – being added during the past year.

Year-end segment EBIT from continuing operations for Franchised Electric was approximately $1.50 billion in 2005, compared to $1.47 billion in 2004.

Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported fourth quarter 2005 segment EBIT from continuing operations of $344 million, compared to $343 million in fourth quarter 2004.

The fourth quarter was helped by U.S. expansion projects and favorable earnings in Canada, including continued benefits from the stronger Canadian currency over comparable periods. These were offset by the absence of $15 million in gains on asset sales in the previous year.

The favorable Canadian currency impacts on DEGT’s EBIT were partially offset in Duke Energy’s net income by currency impacts on Canadian interest and taxes.

In December 2005, Duke Energy Income Fund, a Canadian income trust, was created to acquire an interest of DEGT’s Canadian midstream processing assets. Proceeds to DEGT as a result of the sale were about $110 million in December 2005, and additional proceeds of approximately $11 million were received in January 2006, when more interests were sold. DEGT retains an ownership interest of 58 percent in these midstream assets.

Year-end 2005 segment EBIT for DEGT was approximately $1.39 billion versus $1.33 billion in 2004.

Field Services

The Field Services business segment, which represents Duke Energy’s 50 percent interest in Duke Energy Field Services (DEFS), reported fourth quarter 2005 equity earnings of $162 million, compared to $124 million of segment EBIT from continuing operations in fourth quarter 2004.

Results were primarily driven by strong commodity prices and gas marketing results. These were partly offset by higher operating costs from asset integrity work and the absence of earnings from TEPPCO GP and Duke Energy’s lower ownership share in DEFS (50 percent versus approximately 70 percent previously) from the earlier year’s quarter.

The equity earnings amount does not include the positive $22 million impact of hedge mark-to-market movement on 2005 contracts during the quarter, which are reported in Other. All hedge impacts were reported in Field Services’ segment EBIT during fourth quarter 2004.

During the quarter, DEFS paid dividends and tax distributions, of which Duke Energy’s portion was $362 million. This payment reflects continued strong cash flow and earnings at DEFS.

In December 2005, DEFS formed DCP Midstream Partners LP (DCP Midstream), a midstream energy master limited partnership (MLP). DEFS is the general partner for DCP Midstream and has a 42 percent interest in the MLP, with the remaining 58 percent publicly owned. On Dec. 7, 2005, DCP Midstream closed its initial public offering of 10.35 million common units at $21.50 per unit. Total proceeds received by DCP Midstream, net of underwriting discount, from the sale of the units were approximately $208 million.

International Energy

For fourth quarter 2005, Duke Energy International (DEI) reported segment EBIT from continuing operations of $97 million, compared to $61 million in fourth quarter 2004.

Results were driven by favorable pricing and hydrological conditions in Latin America – partially offset by increased operating costs – higher margins at National Methanol and favorable currency impacts in Brazil. The favorable currency impacts on DEI’s EBIT were partially offset in Duke Energy’s net income by currency impacts on Brazilian interest and taxes.

Year-end segment EBIT from continuing operations for DEI was $314 million versus $222 million in 2004.

Crescent Resources

Crescent Resources reported fourth quarter 2005 segment EBIT from continuing operations of $104 million, compared to $50 million in the previous year’s quarter.

Segment EBIT was primarily driven by higher income from residential and multi-family projects and the absence of $38 million of impairment and other charges, net of minority interest of $12 million, recorded in the previous year.

Year-end segment EBIT from continuing operations for Crescent Resources was $314 million, compared to $240 million in 2004.

Other

Other primarily includes the cost of corporate governance, Duke Energy’s captive insurance company, Bison Insurance Co. Limited, de-designated hedges resulting from the decision to transfer a 19.7 percent interest in DEFS to ConocoPhillips and DENA’s continuing operations for 2005. Other reported an EBIT loss from continuing operations of $150 million in fourth quarter 2005, compared to a loss of $21 million in fourth quarter 2004.

Increased losses for Other were largely attributable to continuing operations at DENA, which were not included in Other in the prior period. DENA’s ongoing operations reported a loss of about $120 million during fourth quarter 2005, which includes approximately $84 million in special items primarily for contract terminations.

Year-end EBIT loss from continuing operations for Other was $645 million, compared with a $77 million EBIT loss in 2004.

Discontinued Operations

In the fourth quarter 2005, Discontinued Operations earned $189 million, compared to $55 million in fourth quarter 2004. The variance is primarily due to the gain on the disposition of DENA assets recorded during fourth quarter 2005.

Year-end, Discontinued Operations showed a loss of $705 million, compared with earnings of $238 million in 2004.

INTEREST EXPENSE

Interest expense was $249 million for fourth quarter 2005, compared to $297 million for fourth quarter 2004 primarily due to the deconsolidation of DEFS on July 1, 2005.

For 2005, interest expense was about $1.06 billion, compared to $1.28 billion in 2004.

INCOME TAX

Fourth quarter 2005 income tax expenses from continuing operations were $188 million, compared to $168 million in fourth quarter 2004. The effective tax rate in fourth quarter 2005 was 30.9 percent, compared to 35.7 percent during fourth quarter 2004. The decrease in the effective tax rate was due primarily to the $45 million tax expense recognized during fourth quarter 2004 related to the repatriation of foreign earnings under the American Jobs Creation Act of 2004. This was offset slightly by 2005 income tax adjustments related to prior periods.

Year-end income tax expenses from continuing operations were about $1.28 billion, compared to $533 million in 2004.

LIQUIDITY AND CAPITAL RESOURCES

Duke Energy’s consolidated capital structure as of Dec. 31, 2005, including short-term debt, was 48 percent debt, 50 percent common equity and 2 percent minority interests. The company had approximately $1.05 billion in cash, cash equivalents and short-term investments as of Dec. 31, 2005.

ADDITIONAL INFORMATION

Additional information, about EPS reconciliation data can be obtained at Duke Energy’s fourth quarter 2005 earnings information Web site at: www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing basic and diluted EPS, which are non-GAAP financial measures as they represent basic and diluted EPS from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as two of the measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing basic and diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing basic EPS was used as the basis for employee incentive bonuses in 2005. In 2006, ongoing diluted EPS will be used as the basis for employee incentive bonuses. The most directly comparable GAAP measures for ongoing basic and diluted EPS are reported basic and diluted EPS from continuing operations, respectively, which include the impact of special items. Due to the forward-looking nature of ongoing basic and diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site www.duke-energy.com/investors/ or by dialing 800/500-0311 in the United States or 719/457-2698 outside the United States. The confirmation code is 6097495. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Feb. 10, 2006, by dialing

888/203-1112 with a confirmation code of 6097495. The international replay number is 719/457-0820, confirmation code 6097495. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: www.duke-energy.com/investors/publications/gaap/.

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of Hurricanes Katrina and Rita; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities or other external factors over which Duke Energy has no control; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke

Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects; competition and regulatory limitations affecting the success of Duke Energy’s divestiture plans, including the prices at which Duke Energy is able to sell its assets; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans (including the merger with Cinergy Corp.); regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

###

DECEMBER 2005

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share amounts and where noted)	2005	2004	2005	2004
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.45	$0.32	$2.69	$1.33
Diluted	$0.43	$0.30	$2.61	$1.29
Earnings (Loss) Per Share (from discontinued operations)
Basic	$0.20	$0.06	$(0.75)	$0.26
Diluted	$0.20	$0.06	$(0.73)	$0.25
Earnings Per Share (before cumulative effect of change in accounting principle)
Basic	$0.65	$0.38	$1.94	$1.59
Diluted	$0.63	$0.36	$1.88	$1.54
Earnings Per Share
Basic	$0.65	$0.38	$1.94	$1.59
Diluted	$0.63	$0.36	$1.88	$1.54
Dividends Per Share	$0.31	$0.275	$1.17	$1.10
Weighted-Average Shares Outstanding
Basic	928	947	934	931
Diluted	962	983	970	966

INCOME
Operating Revenues	$3,116	$5,542	$16,746	$20,549

Total Reportable Segment EBIT	986	759	5,457	3,040
Other EBIT	(150)	(21)	(645)	(77)
Interest Expense	249	297	1,062	1,281
Interest Income and Other (a)	(22)	(30)	(66)	(103)
Income Tax Expense from Continuing Operations	188	168	1,283	533
Income (Loss) from Discontinued Operations	189	55	(705)	238
Cumulative Effect of Change in Accounting Principle, net of tax	(4)	—	(4)	—

Net Income	606	358	1,824	1,490
Dividends and Premiums on Redemption of Preferred and Preference Stock	5	2	12	9

Earnings Available for Common Stockholders	$601	$356	$1,812	$1,481

CAPITALIZATION
Common Equity			50%	45%
Preferred Stock			0%	0%

Total Common Equity and Preferred Securities			50%	45%

Minority Interests			2%	4%
Total Debt			48%	51%

Total Debt			$16,030	$18,832
Book Value Per Share			$17.72	$17.18
Actual Shares Outstanding			928	957

CAPITAL AND INVESTMENT EXPENDITURES
Franchised Electric	$419	$336	$1,332	$1,117
Natural Gas Transmission	214	146	930	544
Field Services	—	50	86	202
Duke Energy North America	—	3	4	22
International Energy	3	4	23	28
Crescent (b)	129	162	599	568
Other	18	15	27	39

Total Capital and Investment Expenditures	$783	$716	$3,001	$2,520

EBIT BY BUSINESS SEGMENT
Franchised Electric	$279	$252	$1,495	$1,467
Natural Gas Transmission	344	343	1,388	1,329
Field Services	162	124	1,946	367
Duke Energy North America	—	(71)	—	(585)
International Energy	97	61	314	222
Crescent	104	50	314	240

Total reportable segment EBIT	986	759	5,457	3,040
Other EBIT	(150)	(21)	(645)	(77)
Interest expense	(249)	(297)	(1,062)	(1,281)
Interest Income and Other (a)	22	30	66	103

Consolidated earnings from continuing operations before income taxes	$609	$471	$3,816	$1,785

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Amounts include capital expenditures for residential real estate included in operating cash flows of $79 million and $104 million for the three months ended December 31, 2005 and 2004 respectively, and $355 million and $322 million for the twelve months ended December 31, 2005 and 2004, respectively.

Note: Certain prior period amounts have been reclassified due to discontinued operations.

DECEMBER 2005

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2005	2004	2005	2004
FRANCHISED ELECTRIC
Operating Revenues	$1,314	$1,151	$5,432	$5,069
Operating Expenses	1,043	899	3,959	3,613
Gains on Sales of Other Assets, net	5	—	7	3
Other Income, net of expenses	3	—	15	8

EBIT	$279	$252	$1,495	$1,467

Sales, GWh	19,959	18,754	85,277	82,708

NATURAL GAS TRANSMISSION
Operating Revenues	$1,231	$943	$4,055	$3,351
Operating Expenses	906	622	2,715	2,075
Gains on Sales of Other Assets, net	9	5	13	17
Other Income, net of expenses	17	24	65	63
Minority Interest Expense	7	7	30	27

EBIT	$344	$343	$1,388	$1,329

Proportional Throughput, TBtu	876	865	3,410	3,332

FIELD SERVICES (a)
Operating Revenues	$—	$2,890	$5,530	$10,044
Operating Expenses	4	2,704	5,215	9,489
Gains on Sales of Other Assets, net	—	1	577	2
Equity in Earnings of Unconsolidated Affiliates (b)	166	—	292	—
Other Income, net of expenses	—	20	1,259	37
Minority Interest Expense	—	83	497	227

EBIT	$162	$124	$1,946	$367

Natural Gas Gathered and Processed/Transported, TBtu/day (c)	6.9	6.8	6.8	6.8
Natural Gas Liquids Production, MBbl/d (c)	344	362	351	356
Average Natural Gas Price per MMBtu	$12.97	$7.11	$8.59	$6.14
Average Natural Gas Liquids Price per Gallon	$1.00	$0.80	$0.85	$0.68

DUKE ENERGY NORTH AMERICA (a) (e)
Operating Revenues	$—	$4	$—	$173
Operating Expenses	—	50	—	368
Losses on Sales of Other Assets, net (d)	—	(54)	—	(427)
Other Income, net of expenses	—	6	—	12
Minority Interest Benefit	—	(23)	—	(25)

EBIT	$—	$(71)	$—	$(585)

Actual Plant Production, GWh (DENA Continuing Operations)				3,343
Proportional MW Capacity in Operation (DENA Continuing Operations)				3,600

INTERNATIONAL ENERGY
Operating Revenues	$209	$172	$745	$619
Operating Expenses	151	124	536	462
Losses on Sales of Other Assets, net	(1)	(4)	—	(3)
Other Income, net of expenses	43	18	117	78
Minority Interest Expense	3	1	12	10

EBIT	$97	$61	$314	$222

Sales, GWh	4,657	4,688	18,213	17,776
Proportional MW Capacity in Operation			3,937	4,139

CRESCENT
Operating Revenues	$214	$221	$495	$437
Operating Expenses	174	220	399	393
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	74	43	191	192
Other Income, net of expenses	—	3	44	3
Minority Interest Expense (Benefit)	10	(3)	17	(1)

EBIT	$104	$50	$314	$240

OTHER (e)
Operating Revenues	$190	$215	$700	$1,144
Operating Expenses	315	243	1,235	1,257
(Losses) Gains on Sales of Other Assets, net	(68)	—	(62)	4
Other Income (Expense), net	53	7	(45)	32
Minority Interest Expense	10	—	3	—

EBIT	$(150)	$(21)	$(645)	$(77)

Actual Plant Production, GWh (DENA Continuing Operations)			1,759
Proportional MW Capacity in Operation (DENA Continuing Operations)			3,600

(a)	Certain prior year amounts have been reclassified due to discontinued operations.
(b)	Represents the 50% interest in Duke Energy Field Services LLC
(c)	Represents 100% of joint venture volumes.
(d)	Prior year amounts for the twelve months ended December 31, 2004 include DENA Southeast plant impairment of approximately $360 million.
(e)	2005 Segment EBIT balances for DENA’s continuing operations are included in Other.

Note: See GAAP reconciliation associated with the 2005 fourth quarter Earnings Release on the Investor Relations

Web site at http://www.duke-energy.com/investors/publications/gaap/.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2005	2004
Operating Revenues	$16,746	$20,549
Operating Expenses	13,855	17,376
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	191	192
Gains (Losses) on Sales of Other Assets, net	534	(404)

Operating Income	3,616	2,961

Other Income and Expenses	1,800	305
Interest Expense	1,062	1,281
Minority Interest Expense	538	200

Earnings From Continuing Operations Before Income Taxes	3,816	1,785
Income Tax Expense from Continuing Operations	1,283	533

Income From Continuing Operations	2,533	1,252

(Loss) Income From Discontinued Operations, net of tax	(705)	238

Income Before Cumulative Effect of Change in Accounting Principle	1,828	1,490
Cumulative Effect of Change in Accounting Principle, net of tax	(4)	—

Net Income	1,824	1,490

Dividends and Premiums on Redemption of Preferred and Preference Stock	12	9

Earnings Available For Common Stockholders	$1,812	$1,481

Common Stock Data
Weighted-average shares outstanding
Basic	934	931
Diluted	970	966
Earnings per share (from continuing operations)
Basic	$2.69	$1.33
Diluted	$2.61	$1.29
(Loss) Earnings per share (from discontinued operations)
Basic	$(0.75)	$0.26
Diluted	$(0.73)	$0.25
Earnings per share (before cumulative effect of change in accounting principle)
Basic	$1.94	$1.59
Diluted	$1.88	$1.54
Earnings per share
Basic	$1.94	$1.59
Diluted	$1.88	$1.54
Dividends per share	$1.17	$1.10

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31, 2005	December 31, 2004
ASSETS

Current Assets	$7,817	$7,971
Investments and Other Assets	15,036	11,533
Net Property, Plant and Equipment	29,200	33,806
Regulatory Assets and Deferred Debits	2,533	2,460

Total Assets	$54,586	$55,770

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY

Current Liabilities	$8,281	$7,502
Long-term Debt	14,547	16,932
Deferred Credits and Other Liabilities	14,570	13,275
Minority Interests	749	1,486
Preferred and preference stock without sinking fund requirements	—	134
Common Stockholders’ Equity	16,439	16,441

Total Liabilities and Common Stockholders’ Equity	$54,586	$55,770

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,824	$1,490
Adjustments to reconcile net income to net cash provided by operating activities:	939	2,703

Net cash provided by operating activities	2,763	4,193

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(134)	(818)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(2,743)	(3,278)

Changes in cash and cash equivalents associated with assets held for sale	3	39

Net (decrease) increase in cash and cash equivalents	(111)	136
Cash and cash equivalents at beginning of period	533	397

Cash and cash equivalents at end of period	$422	$533

Supplemental Disclosures

Quarter Ended December 31, 2005

Duke Energy Corporation

Mark-to-market Portfolio (in millions)	Non-AHFS	AHFS	Total
As of 12/31/2005	$—	$(183)	$(183)

Daily Earnings at Risk (DER) (in millions)	Continuing	Discontinued
95% Confidence Level, One-Day Holding Period, Two-Tailed
As of 12/31/2005	$—	$11	$12	a

a	This figure excludes effects of the February 22, 2005 de-designation of certain hedges of Field Services’ commodity risk, which have been retained as undesignated derivatives. DER is lower than prior quarter due to terminations, which impacted the discontinued operations book.

Duke Energy North America

Owned Assets - Contracted Level			2006				2007
	MWs Capacity		Millions MWh Available		% Contracted		Millions MWh Available		% Contracted
Region					Capacity	Energy			Capacity	Energy
Midwest	3,600	b	28	c	11%	0%	27	c	12%	0%

b	Capacity excludes assets held for sale and classified as “Discontinued Operations”.
c	Midwest capacity includes 6.6 million MWh from peaking facilities in 2006 and 2007.

Terms of Reference

MWs Capacity

Represents the official rated capacity of DENA’s percentage ownership of its merchant assets, excluding assets held for sale and classified as discontinued operations.

Millions MWhs Available

Represents the amount of electric power capable of being generated from owned merchant assets, excluding assets held for sale and classified as discontinued operations, after adjusting for scheduled maintenance and outage factors. For simple cycle

facilities,	only peak demand periods were included in this calculation.

% Contracted:

Capacity: Volumes contracted under tolls as well as Regulatory Must Run (“RMR”).

Energy: Volumes sold as forward power hedges.

AHFS

Assets Held For Sale

Duke Energy Corporation

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2005

	Quarter Ended December 31,			Year To Date December 31,
	2005	2004	% Inc.(Dec.)	2005	2004	% Inc.(Dec.)
GWH Sales
Residential	5,764	5,074	13.6%	25,460	24,543	3.7%
General Service	6,063	5,788	4.8%	25,236	24,775	1.9%

Industrial - Textile	1,557	1,757	(11.4)%	6,561	7,147	(8.2)%
Industrial - Other	4,699	4,523	3.9%	18,800	17,938	4.8%

Total Industrial	6,256	6,280	(0.4)%	25,361	25,085	1.1%

Other Energy Sales	65	68	(4.4)%	266	267	(0.4)%
Regular Resale	378	335	12.8%	1,501	1,467	2.3%

Total Regular Sales Billed	18,526	17,545	5.6%	77,824	76,137	2.2%

Special Sales (A)	1,072	541	98.2%	6,301	5,385	17.0%

Total Electric Sales	19,598	18,086	8.4%	84,125	81,522	3.2%

Unbilled Revenue	11	342	(96.8)%	(153)	(56)	(173.2)%

Total Duke Power Electric Sales	19,609	18,428	6.4%	83,972	81,466	3.1%

Nantahala Electric Sales	350	326	7.4%	1,305	1,242	5.1%

Total DP Consolidated Electric Sales	19,959	18,754	6.4%	85,277	82,708	3.1%

Average Number of Customers
Residential	1,852,832	1,817,814	1.9%	1,839,759	1,805,232	1.9%
General Service	313,293	306,806	2.1%	310,915	304,706	2.0%

Industrial - Textile	777	828	(6.2)%	796	852	(6.6)%
Industrial - Other	6,645	6,701	(0.8)%	6,660	6,681	(0.3)%

Total Industrial	7,422	7,529	(1.4)%	7,456	7,533	(1.0)%

Other Energy Sales	13,061	12,900	1.2%	12,998	12,177	6.7%
Regular Resale	15	15	—	15	15	—

Total Regular Sales	2,186,623	2,145,064	1.9%	2,171,143	2,129,663	1.9%

Special Sales (A)	25	22	13.6%	30	34	(11.8)%

Total Duke Power Electric Sales	2,186,648	2,145,086	1.9%	2,171,173	2,129,697	1.9%

Nantahala Electric Sales	69,077	67,537	2.3%	68,391	66,995	2.1%

Total DP Average Number of Customers	2,255,725	2,212,623	1.9%	2,239,564	2,196,692	2.0%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,296	1,165	11.2%	3,272	3,259	0.4%
Cooling Degree Days	66	40	65.1%	1,540	1,440	6.9%

Variance from Normal
Heating Degree Days	2.2%	(7.2)%	n/a	1.8%	2.6%	n/a
Cooling Degree Days	119.2%	58.8%	n/a	6.9%	(0.8)%	n/a

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2004 Quarter-to-date

(Dollars in Millions)

	Ongoing Earnings	Special Items (Note 1)							Discontinued Operations, excluding Crescent Resources	Total Adjustments	Reported Earnings
		Gains (Losses) on sale of assets		Gains (losses) on sales and impairments of equity investments	Adjustment to Captive Insurance Reserves		Loss on Asset Exchanges
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric	$252	$—		$—	$—		$—		$—	$—	$252

Gas Transmission	328	4		11	—		—		—	15	343

Field Services	124	—		—	—		—		—	—	124

Duke Energy North America	(41)	(30	)A	—	—		—		—	(30)	(71)

International Energy	64	(3)		—	—		—		—	(3)	61

Crescent	50	—		—	—		—		—	—	50

Total reportable segment EBIT	777	(29)		11	—		—		—	(18)	759
Other	(80)	—		(1)	64	B	(4	)C	—	59	(21)

Total reportable segment EBIT and other EBIT	$697	$(29)		$10	$64		$(4)		$—	$41	$738

EARNINGS FOR COMMON

Total reportable segment EBIT and other EBIT	$697	$(29)		$10	$64		$(4)		$—	$41	$738
Foreign Currency Translation Gains (Losses)	1	—		—	—		—		—	—	1
Interest Income and other	18	—		—	—		—		—	—	18
Interest Expense	(297)	—		—	—		—		—	—	(297)
Minority Interest (Expense) Benefit-Interest/Income Tax Expense	11	—		—	—		—		—	—	11
Income taxes on continuing operations	(154)	10		(3)	(22)		1		—	(14)	(168)
Discontinued operations, net of taxes	1	—		—	—		—		54	54	55
Trust Preferred/Preferred Dividends	(2)	—		—	—		—		—	—	(2)

Total Earnings for Common	$275	$(19)		$7	$42		$(3)		$54	$81	$356

EARNINGS PER SHARE, BASIC	$0.29	$(0.02)		$0.01	$0.04		$—		$0.06	$0.09	$0.38

EARNINGS PER SHARE, DILUTED	$0.28	$(0.02)		$0.01	$0.04		$—		$0.05	$0.08	$0.36

Note 1 - Amounts for special items are entered net of minority interest

A -	Net of minority interest of $20 million.
B -	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.
C -	Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	947
Diluted	983

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2005 Quarter-to-date

(Dollars in Millions)

	Ongoing Earnings	Special Items (Note 1)									Discontinued Operations/ Cumulative Effect of Change in Accounting Principle		Total Adjustments	Reported Earnings
		Loss on Southeast DENA contract termination		Field Services hedge de- designation, net		MTM change on de-designated Field Services hedges for 2005, net		MTM impact of de-designated Southeast DENA hedges		Tax Adjustments
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric	$279	$—		$—		$—		$—		$—	$—		$—	$279
Gas Transmission	344	—		—		—		—		—	—		—	344
Field Services	127	—		35	B	—		—		—	—		35	162
Duke Energy North America	—	—		—		—		—		—	—		—	—
International Energy	97	—		—		—		—		—	—		—	97
Crescent	104	—		—		—		—		—	—		—	104

Total reportable segment EBIT	951	—		35		—		—		—	—		35	986
Other	(130)	(75	)A	—		64	C	(9	)D	—	—		(20)	(150)

Total reportable segment EBIT and other EBIT	$821	$(75)		$35		$64		$(9)		$—	$—		$15	$836

EARNINGS FOR COMMON

Total reportable segment EBIT and other EBIT	$821	$(75)		$35		$64		$(9)		$—	$—		$15	$836
Foreign Currency Translation Gains (Losses)	1	—		—		—		—		—	—		—	1
Interest Income and other	22	—		—		—		—		—	—		—	22
Interest Expense	(249)	—		—		—		—		—	—		—	(249)
Minority Interest (Expense) Benefit - Interest/Income Tax Expense	(1)	—		—		—		—		—	—		—	(1)
Income taxes on Continuing Operations	(196)	28		(13)		(22)		3		12	—		8	(188)
Discontinued Operations, net of taxes	5	—		—		—		—		—	184	E,F	184	189
Cumulative Effect of Change in Accounting Principle	—	—		—		—		—		—	(4)		(4)	(4)
Trust Preferred/Preferred Dividends	(5)	—		—		—		—		—	—		—	(5)

Total Earnings for Common	$398	$(47)		$22		$42		$(6)		$12	$180		$203	$601

EARNINGS PER SHARE, BASIC	$0.43	$(0.05)		$0.02		$0.05		$(0.01)		$0.01	$0.20		$0.22	$0.65

EARNINGS PER SHARE, DILUTED	$0.42	$(0.04)		$0.02		$0.04		$(0.01)		$0.01	$0.19		$0.21	$0.63

Note 1 - Amounts for special items are entered net of minority interest

A -	Recorded in Gains (Losses) on Sales of Other Assets, net on the Consolidated Statements of Operations.
B -	Fourth quarter settlement of the 2005 portion of the Field Services de-designated hedges as of 2/22/05, recorded in Equity in earnings of unconsolidated affiliates on the Consolidated Statements of Operations.
C -	Recorded in Other income and expenses, net on the Consolidated Statements of Operations.
D -	Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.
E -	Excludes Crescent discontinued operations.
F -	Primarily DENA discontinued operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	928
Diluted	962

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2004 Year-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Gains (Losses) on sale of assets		Impairment		Gains (losses) on sales and impairments of equity investments		Enron Settlement		Adjustment to Captive Insurance Reserves		Loss on Asset Exchanges		Tax Benefit from DEA Restructuring	Discontinued Operations, excluding Crescent Resources	Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric	$1,464	$3		$—		$—		$—		$—		$—		$—	$—	$3	$1,467
Gas Transmission	1,297	16		—		16		—		—		—		—	—	32	1,329
Field Services	391	1	A	(10	)B	(16	)C	1	D	—		—		—	—	(24)	367
Duke Energy North America	(190)	(403	)E	—		—		8	D,F	—		—		—	—	(395)	(585)
International Energy	236	(2)		(13	)D	1		—		—		—		—	—	(14)	222
Crescent	240	—		—		—		—		—		—		—	—	—	240

Total reportable segment EBIT	3,438	(385)		(23)		1		9		—		—		—	—	(398)	3,040
Other	(164)	4		—		2		21	D	64	D	(4	)G	—	—	87	(77)

Total reportable segment EBIT and other EBIT	$3,274	$(381)		$(23)		$3		$30		$64		$(4)		$—	$—	$(311)	$2,963

EARNINGS FOR COMMON

Total reportable segment EBIT and other EBIT	$3,274	$(381)		$(23)		$3		$30		$64		$(4)		$—	$—	$(311)	$2,963
Foreign Currency Translation Gains (Losses)	1	—		—		—		—		—		—		—	—	—	1
Interest Income and other	64	—		—		—		—		—		—		—	—	—	64
Interest Expense	(1,281)	—		—		—		—		—		—		—	—	—	(1,281)
Minority Interest (Expense) Benefit- Interest/Income Tax Expense	38	—		—		—		—		—		—		—	—	—	38
Income taxes on continuing operations	(690)	133		8		—		(11)		(22)		1		48	—	157	(533)
Discontinued operations, net of taxes	5	—		—		—		—		—		—		—	233	233	238
Trust Preferred/Preferred Dividends	(9)	—		—		—		—		—		—		—	—	—	(9)

Total Earnings for Common	$1,402	$(248)		$(15)		$3		$19		$42		$(3)		$48	$233	$79	$1,481

EARNINGS PER SHARE, BASIC	$1.51	$(0.27)		$(0.02)		$—		$0.02		$0.05		$—		$0.05	$0.25	$0.08	$1.59

EARNINGS PER SHARE, DILUTED	$1.46	$(0.25)		$(0.02)		$—		$0.02		$0.04		$—		$0.05	$0.24	$0.08	$1.54

Note 1 - Amounts for special items are entered net of minority interest

A -	Net of minority interest of $1 million.
B -	Net of minority interest of $12 million.
C -	Net of minority interest of $7 million.
D -	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.
E -	$(397) million recorded in Gains (Losses) on Sales of Other Assets, net (net of $25 million of minority interest) and $(6) million recorded in Operation, maintenance and other on the Consolidated Statements of Operations.
F -	Amount is net of $5 million of minority interest.
G -	Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	931
Diluted	966

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2005 Year-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Loss on Southeast DENA contract termination		Mutual insurance liability adjustment		Gain on transfer of 19.7% interest in DEFS		Gains (losses) on sales and impairments of equity investments		Field Services hedge de-designation, net		Initial gain and subsequent MTM change on de-designated Southeast DENA hedges		Tax Adjustments	Discontinued Operations/ Cumulative Effect of Change in Accounting Principle		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric	$1,495	$—		$—		$—		$—		$—		$—		$—	$—		$—	$1,495
Gas Transmission	1,388	—		—		—		—		—		—		—	—		—	1,388
Field Services	505	—		—		576	C	888	A	(23	)B	—		—	—		1,441	1,946
Duke Energy North America	—	—		—		—		—		—		—		—	—		—	—
International Energy	334	—		—		—		(20	)E	—		—		—	—		(20)	314
Crescent	314	—		—		—		—		—		—		—	—		—	314

Total reportable segment EBIT	4,036	—		—		576		868		(23)		—		—	—		1,421	5,457
Other	(563)	(75	)C	(28	)D	—		—		—		21	F	—	—		(82)	(645)

Total reportable segment EBIT and other EBIT	$3,473	$(75)		$(28)		$576		$868		$(23)		$21		$—	$—		$1,339	$4,812

EARNINGS FOR COMMON

Total reportable segment EBIT and other EBIT	$3,473	$(75)		$(28)		$576		$868		$(23)		$21		$—	$—		$1,339	$4,812
Foreign Currency Translation Gains (Losses)	(11)	—		—		—		—		—		—		—	—		—	(11)
Interest Income and other	57	—		—		—		—		—		—		—	—		—	57
Interest Expense	(1,062)	—		—		—		—		—		—		—	—		—	(1,062)
Minority Interest (Expense) Benefit - Interest/Income Tax Expense	20	—		—		—		—		—		—		—	—		—	20
Income taxes on Continuing Operations	(798)	28		10		(213)		(323)		9		(8)		12	—		(485)	(1,283)
Discontinued Operations, net of taxes	7	—		—		—		—		—		—		—	(712	)G,H	(712)	(705)
Cumulative Effect of Change in Accounting Principle	—	—		—		—		—		—		—		—	(4)		(4)	(4)
Trust Preferred/Preferred Dividends	(12)	—		—		—		—		—		—		—	—		—	(12)

Total Earnings for Common	$1,674	$(47)		$(18)		$363		$545		$(14)		$13		$12	$(716)		$138	$1,812

EARNINGS PER SHARE, BASIC	$1.79	$(0.05)		$(0.02)		$0.39		$0.58		$(0.01)		$0.01		$0.01	$(0.76)		$0.15	$1.94

EARNINGS PER SHARE, DILUTED	$1.73	$(0.04)		$(0.02)		$0.37		$0.56		$(0.01)		$0.01		$0.01	$(0.73)		$0.15	$1.88

Note 1 - Amounts for special items are entered net of minority interest

A -	Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest.
B -	De-designation of hedges due to the transfer of 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $29 million of hedge settlements recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues, and $73 million of hedge settlements recorded in Equity in Earnings of Unconsolidated Affiliates on the Consolidated Statements of Operations.
C -	Recorded in Gains (Losses) on Sales of Other Assets, net on the Consolidated Statements of Operations.
D -	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.
E -	Campeche equity investment impairment, recorded in Gains (Losses) on sales and impairments of equity investments on the Consolidated Statements of Operations.
F -	Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.
G -	Excludes Crescent discontinued operations.
H -	Primarily the non-cash, after-tax charge related to the planned exit of substantially all of DENA’s physical and commercial assets outside the midwestern United States and the reclassification of DENA 2005 operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic	934
Diluted	970

Special items impacting EPS for the year (as summarized in this earnings release) include:

(In millions, except per share amounts)	Pre-Tax Amount	Tax Effect	2005 Basic EPS Impact	2004 Basic EPS Impact	2005 Diluted EPS Impact	2004 Diluted EPS Impact
Year-ended 2005
Gain on sale of TEPPCO GP (net of minority interest of $343 million)	$791	$(293)	$0.53		$0.51
Gain on sale of TEPPCO LP units	$97	$(36)	$0.07		$0.06
Loss on de-designation of Field Services’ hedges, net of settlements on 2005 positions	$(23)	$9	$(0.01)		$(0.01)
Additional liabilities related to mutual insurance companies	$(28)	$10	$(0.02)		$(0.02)
Gain on transfer of 19.7 percent interest in DEFS to ConocoPhillips	$576	$(213)	$0.39		$0.37
Impairment of DEI’s investment in Campeche	$(20)	$6	$(0.02)		$(0.01)
Initial and subsequent net mark-to-market gains on de-designating Southeast DENA hedges	$21	$(8)	$0.01		$0.01
Loss on Southeast DENA contract termination	$(75)	$28	$(0.05)		$(0.04)
Tax adjustments	—	$12	$0.01		$0.01

Year-ended 2004
Net loss on sale of assets (net of minority interest of $24 million), primarily the sale of DENA southeast U.S. plants	$(381)	$133		$(0.27)		$(0.25)
Asset impairments (net of minority interest of $12 million)	$(23)	$8		$(0.02)		$(0.02)
Net gain on sales of equity investments and impairments of equity investments (net of minority interest of $7 million)	$3	—		—		—
Enron settlement (net of minority interest of $5 million)	$30	$(11)		$0.02		$0.02
Tax benefit from DEA restructuring	—	$48		$0.05		$0.05
Adjustment to captive insurance reserves	$64	$(22)		$0.05		$0.04
Loss on asset exchanges	$(4)	$1		—		—

TOTAL EPS IMPACT			$0.91	$(0.17)	$0.88	$(0.16)

GAAP Reconciliation:

EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle

(In millions, except per share amounts)

	4Q 2005	4Q 2004
Income from discontinued operations, net of tax	$189	$55
Crescent Resources discontinued operations, net of tax	(5)	(1)
Cumulative effect of change in accounting principle, net of tax	(4)	—

Discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$180	$54

Basic EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$0.20	$0.06

	YTD 2005	YTD 2004
(Loss) income from discontinued operations, net of tax	$(705)	$238
Crescent Resources discontinued operations, net of tax	(7)	(5)
Cumulative effect of change in accounting principle, net of tax	(4)	—

Discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$(716)	$233

Basic EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$(0.76)	$0.25

Diluted EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$(0.73)	$0.24